UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

ZimVie Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41242	87-2007795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Riverside Drive Palm Beach Gardens, Florida	33410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 342-5454

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZIMV	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

ZimVie Inc. (the “Company”) held its annual meeting of shareholders on May 15, 2024. Shareholders took the following actions:

•	elected two Class II directors to serve until the 2026 annual meeting of shareholders (Proposal 1);

•	ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2024 (Proposal 2); and

•	approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement (Proposal 3).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Sally Crawford	20,777,841	670,695	12,738	2,818,696
Karen Matusinec	20,834,517	613,996	12,761	2,818,696

Proposal 2 – Ratification of the Appointment of PwC as the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
24,198,698	60,351	20,921	0

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
20,961,125	450,853	49,296	2,818,696

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 17, 2024

ZIMVIE INC.

By:	/s/ Heather Kidwell
Name:	Heather Kidwell
Title:	Senior Vice President, Chief Legal, Compliance and Human Resources Officer and Corporate Secretary